POST EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-1
As filed with the Securities and Exchange Commission on August 1, 2016, as amended
(File No. 333-212791)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM
S-1 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KELVIN MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	3841	81-2552488
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10930 Skyranch Place Nevada City, California 95959 (530) 388-8706
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

Nevada Registered Agent, LLC 401 Ryland Street, Suite 200-A Reno, Nevada 89502 (775) 401-6800
(Address, including zip code, and telephone number, including area code, of agent for service)

With copies to SD Mitchell & Associates, PLC 829 Harcourt Rd., Grosse Pointe Park, MI 48230 (248) 515-6030

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.        [  ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [X]  333-212791

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [  ] Accelerated filer [  ] Non-accelerated filer [  ] (Do not check if a smaller reporting company) Smaller reporting company [X]

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462() under the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-212791), initially filed on August 1, 2016, and declared effective by the Securities and Exchange Commission on January 26, 2017. The Registrant is filing this Post-Effective Amendment No. 1 pursuant to 462(d) for the sole purpose of updating its financial statements filed with the Registration Statement.  This Post-Effective Amendment No. 1 does not modify any provisions of Part I or Part II of the Registration Statement other than updating our Financial Statements.

This Post-Effective Amendment No. 1 is being filed to update the Registration Statement to include information from the Company's Quarterly Reports filed on Form 10-Q for the period ended December 31, 2016, filed with the SEC on February 14, 2017, and its Quarterly Report filed on Form 10-Q for the period ended March 31, 2017, filed with the SEC on May 15, 2017, and its Annual Report on Form 10-K for the year ended July 31, 2017, filed with the SEC on October 13, 2017, as well as the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2017, and filed with the SEC on November 7, 2017, and are hereby incorporated by reference.

All filing fees payable in connection with the registration of the shares of common stock covered by this Post-Effective Amendment No. 1 were paid by the Company at the time of the initial filing of the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nevada City, California on the 12th day of January 2018.
Kelvin Medical, Inc.

/s/William Mandel	/s/Margaret Austin
William Mandel	Margaret Austin
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer & Director	Director, Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/William Mandel	Chief Executive Officer	January 12, 2018
William Mandel

/s/William Mandel	Chief Financial Officer	January 12, 2018
William Mandel

/s/William Mandel	President	January 12, 2018
William Mandel
/s/William Mandel	Secretary	January 12, 2018
William Mandel

/s/William Mandel	Treasurer	January 12, 2018
William Mandel

/s/William Mandel	Director	January 12, 2018
William Mandel
/s/Margaret Austin	Chairman of the Board	January 12, 2018
Margaret Austin

/s/Margaret Austin	Director	January 12, 2018
Margaret Austin

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Mandel, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Kelvin Medical, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person(s) in the capacities and on the dates stated.
Signature	Title	Date

/s/William Mandel	President, Chief Executive Officer,Chief Financial Officer, Secretary,Treasurer & Director	January 12, 2018
William Mandel

/s/Margaret Austin	Chairman of the Board, Director	January 12, 2018
Margaret Austin